UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) to the Current Report on Form 8-K filed on July 25, 2013 (the “Original Filing”) is being filed to correct certain information contained in the Original Filing and to provide certain information omitted from the Original Filing. This Form 8-K/A amends and restates the Original 8-K in its entirety.

Item 1.01    Entry into a Material Definitive Agreement.

Amended and Restated Terminalling Services Agreement (Big Sandy Terminal and Pipeline)

On July 19, 2013, Delek Logistics Partners, LP (the “Partnership”) acquired a refined products pipeline, delivery yard, pump station and certain other assets and properties related thereto in and near Hopewell, Texas from Enterprise TE Products Pipeline Company LLC (the “Acquisition”).

In connection with the Acquisition, on July 25, 2013, Delek Marketing-Big Sandy, LLC (“Delek Big Sandy”), a wholly owned subsidiary of the Partnership, and Delek Refining. Ltd. (“Delek Refining”), entered into the Amended and Restated Services Agreement (Big Sandy Terminal and Pipeline) (the “Amended and Restated Services Agreement”) which relates to the pipeline acquired in the Acquisition and the Partnership's terminal at Big Sandy, Texas. The Amended and Restated Services Agreement amends and restates the Terminalling Services Agreement (Big Sandy Terminal) dated November 7, 2012 between Delek Big Sandy and Delek Refining and makes the following modifications:

•
in the event that Delek Refining fails to exercise its option to extend the Amended and Restated Services Agreement for a renewal term, Delek Big Sandy has the right to enter into one or more services agreement with third parties, provided that Delek Refining will have the right for a 45 day period to enter into a new services agreement with Delek Big Sandy on terms that substantially match those of the proposed third-party services agreement;

•
in addition to its terminal throughput obligations, Delek Refining is obligated to throughput a minimum aggregate volume of at least 5,000 barrels per day through the pipeline, calculated on a quarterly average basis, and must pay a transportation fee of $0.5225 per barrel to Delek Big Sandy for volumes shipped on the pipeline;

•
the terminalling services fee paid by Delek Refining to Delek Big Sandy for volumes throughput at the terminal increased from $0.50 per barrel to $0.5225 per barrel and the monthly storage fee for dedicated storage capacity at the terminal increased from $50,000 to $52,250;

•	Delek Refining is entitled to designate capital improvements to be made to the terminal and the pipeline according to procedures set forth in the Amended and Restated Services Agreement; and

•
Delek Big Sandy may provide terminalling and pipeline services to third parties provided that Delek Refining provides prior written consent to such arrangement and the services provided to third parties do not negatively affect Delek Refining's use of the terminal or the pipeline.

The foregoing description of the Amended and Restated Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Services Agreement, which is filed as Exhibit 10.1 to this Form 8-K/A and is incorporated in this Item 1.01 by reference.

Relationships

Delek Refining is a wholly owned subsidiary of Delek US Holdings, Inc. (“Delek US”). Delek US owns a 60.4% limited partnership interest in the Partnership and a 98.6% interest in the Partnership's general partner, Delek Logistics GP, LLC, which owns the entire 2.0% general partner interest and all income distribution rights in the Partnership. Additionally, the Partnership and Delek US have certain commercial relationships as further described in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2012 and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit No.    Description

10.1	Amended and Restated Services Agreement (Big Sandy Terminal and Pipeline), dated as of July 25, 2013, by and between Delek Refining, Ltd. And Delek Marketing - Big Sandy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2013	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	Amended and Restated Services Agreement (Big Sandy Terminal and Pipeline), dated as of July 25, 2013, by and between Delek Refining, Ltd. And Delek Marketing - Big Sandy, LLC.